Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-219524) of BT Group plc of our report dated May 9, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BT Group plc’s Annual Report and Form 20-F for the year ended March 31, 2018.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

24 May, 2018